SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2001

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-31089	77-0416232

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46501 Landing Parkway, Fremont, CA	94538

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 360-8000

None

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant’s Certifying Accountants

     On September 12, 2001, Virage Logic Corporation (the “Company”) engaged PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ending September 30, 2001. Before engaging PricewaterhouseCoopers LLP, Ernst & Young LLP has served as the Company’s independent accountants for the years ended September 30, 1999 and 2000 and has advised the Company on federal, state, and local tax matters.

a)   Previous independent accountants

i)	On September 12, 2001, the Company dismissed Ernst &Young LLP as its independent accountants.

ii)	The reports of Ernst & Young LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

iii)	The decision to change independent accountants was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

iv)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements of the Company for such years.

v)	During the Company’s two most recent fiscal years and through the date of this report, there were no events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

vi)	The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 18, 2001, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b)   New independent accountants

     On September 12, 2001, the Company engaged PricewaterhouseCoopers LLP as its independent accountants for the year ending September 30, 2001. During the two most recent fiscal years and through the date of this report, the Company has not consulted with PricewaterhouseCoopers LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit 16.1	Letter from Ernst & Young LLP, independent auditors re change in certifying accountants

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date: September 19, 2001	VIRAGE LOGIC CORPORATION

	By:	/s/ JAMES R. PEKARSKY

James R. Pekarsky, Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 16.1	Letter from Ernst & Young LLP, independent auditors re change in certifying accountants

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